EXHIBIT 99.1

Finisar Announces First Quarter of Fiscal 2020 Financial Results

SUNNYVALE, Calif., Sept. 04, 2019 (GLOBE NEWSWIRE) -- Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its first quarter of fiscal 2020, ended July 28, 2019. Finisar will not hold an earnings call nor provide forward guidance for the second quarter of fiscal 2020 due to the previously announced proposed acquisition by II-VI Incorporated (NASDAQ: IIVI).

FINANCIAL HIGHLIGHTS – First Quarter Ended July 28, 2019

Summary GAAP Results	First	Fourth
	Quarter	Quarter
	Ended	Ended
	July 28, 2019	April 28, 2019

	(in thousands, except per share amounts)

Revenues	$285,028	$310,085
Gross margin	29.9%	28.2%
Operating expenses	$94,798	$98,579
Operating income (loss)	$(9,533)	$(11,278)
Operating margin	(3.3)%	(3.6)%
Net loss	$(8,717)	$(14,151)
Loss per share-basic	$(0.07)	$(0.12)
Loss per share-diluted	$(0.07)	$(0.12)

Basic shares	119,216	117,953
Diluted shares	119,216	117,953

Summary Non-GAAP Results (a)	First	Fourth
	Quarter	Quarter
	Ended	Ended
	July 28, 2019	April 28, 2019

	(in thousands, except per share amounts)

Revenues	$285,028	$310,085
Non-GAAP Gross margin	31.1%	30.8%
Non-GAAP Operating expenses	$63,557	$64,642
Non-GAAP Operating income	$25,083	$30,895
Non-GAAP Operating margin	8.8%	10.0%
Non-GAAP Net income	$27,631	$32,960
Non-GAAP Income per share-basic	$0.23	$0.28
Non-GAAP Income per share-diluted	$0.23	$0.27

Basic shares	119,216	117,953
Diluted shares	121,797	120,795

_____________

(a) In evaluating the operating performance of Finisar’s business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or GAAP, that are considered by management to be outside of Finisar’s core ongoing operating results.  A reconciliation of Finisar’s non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading “Finisar Non-GAAP Financial Measures” below.

Revenue Details for the First Quarter of Fiscal 2020:

  Revenues for datacom applications decreased by $19.4 million, or (8.9)%, compared to the fourth quarter of fiscal 2019, primarily as the result of a decline in VCSELs arrays for 3D applications due to lower demand resulting from the timing of the new product cycle of a key customer, as well as lower sales of fibre channel transceivers.

  Revenues for telecom applications decreased by $5.6 million, or (6.2)%, compared to the fourth quarter of fiscal 2019, primarily as a result of a decline in sales of wavelength selective switches.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statement concerning Finisar’s expected financial performance. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with:  the uncertainty of customer demand for Finisar’s products; the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets; Finisar’s historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; the risk that our pending merger with II-VI does not close, due to the failure of one or more conditions to closing; uncertainty as to the market value of the II-VI merger consideration to be paid in the merger; the risk that required governmental approvals of the merger (including China antitrust approval) will not be obtained or that such approvals will be delayed beyond current expectations; the risk of litigation in respect of either Finisar or II-VI or the merger; disruption from the merger making it more difficult to maintain our customer, supplier, key personnel and other strategic relationships.  Further information regarding these and other risks relating to Finisar’s business is set forth in Finisar’s annual report on Form 10-K (filed June 14, 2019) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader in optical communications, providing components and subsystems to networking equipment manufacturers, data center operators, telecom service providers, consumer electronics and automotive companies.  Founded in 1988, Finisar designs products that meet the increasing demands for network bandwidth, data storage and 3D sensing subsystems. The company is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. Visit our website at www.finisar.com.

FINISAR FINANCIAL STATEMENTS The following financial tables are presented in accordance with GAAP.

Finisar Corporation
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Three Months Ended
	July 28, 2019	July 29, 2018	Apr 28, 2019
Revenues	$285,028	$317,336	$310,085
Cost of revenues	197,627	236,155	218,513
Amortization of acquired developed technology	471	496	471
Impairment of long-lived assets	1,665	-	3,800
Gross profit	85,265	80,685	87,301
Gross margin	29.9%	25.4%	28.2%
Operating expenses:
Research and development	52,151	62,874	51,133
Sales and marketing	12,107	12,480	12,000
General and administrative	13,234	12,643	14,396
Amortization of purchased intangibles	230	640	324
Impairment of long-lived assets	-	186	317
Startup costs	17,076	7,553	20,409
Total operating expenses	94,798	96,376	98,579
Income (loss) from operations	(9,533)	(15,691)	(11,278)
Interest income	4,424	5,155	4,731
Interest expense	(6,423)	(9,386)	(6,447)
Other income (expenses), net	(2,132)	(1,789)	325
Loss before income taxes	(13,664)	(21,711)	(12,669)
Provision (benefit) for income taxes	(4,947)	(3,222)	1,482
Net loss	$(8,717)	$(18,489)	$(14,151)

Net loss per share attributable to Finisar Corporation common stockholders:

Basic	$(0.07)	$(0.16)	$(0.12)
Diluted	$(0.07)	$(0.16)	$(0.12)

Shares used in computing net loss per share - basic	119,216	115,867	117,953
Shares used in computing net loss per share - diluted	119,216	115,867	117,953

Finisar Corporation Consolidated Balance Sheets (in thousands)

	7/28/2019	4/28/2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$882,269	$814,185
Short-term held-to-maturity investments	-	100,000
Accounts receivable, net	256,605	263,394
Inventories	320,555	299,028
Other current assets	40,179	44,224
Total current assets	1,499,608	1,520,831
Property, equipment and improvements, net	633,323	622,979
Purchased intangible assets, net	3,631	4,182
Goodwill	106,736	106,736
Other assets	62,413	15,462
Deferred tax assets	89,218	81,977
Total assets	$2,394,929	$2,352,167

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$119,628	$132,440
Accrued compensation	33,343	31,804
Other accrued liabilities	66,163	49,495
Total current liabilities	219,134	213,739
Long-term liabilities:
Convertible notes	516,746	512,105
Other non-current liabilities	44,906	12,162
Total liabilities	780,786	738,006
Stockholders' equity:
Common stock	120	118
Additional paid-in capital	2,933,917	2,919,305
Accumulated other comprehensive income (loss)	(54,480)	(48,565)
Accumulated deficit	(1,265,414)	(1,256,697)
Total stockholders' equity	1,614,143	1,614,161
Total liabilities and stockholders' equity	$2,394,929	$2,352,167

Note - Balance sheet amounts as of April 28, 2019 are derived from the audited consolidated financial statements as of that date.

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: non-GAAP gross profit, non-GAAP operating income, non-GAAP income and non-GAAP net income per share. These non-GAAP financial measures are supplemental information regarding Finisar’s operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be outside of our ongoing core operating results.   Management believes that tracking non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our ongoing core current operations, our ability to generate cash and the underlying business trends that are affecting our performance.  These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities.  In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements.  We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods in this release:

  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
  Stock-based compensation expense (non-cash charges);
  Impairment of long-lived/intangible assets (non-cash charges);
  Reduction in force costs and other restructuring charges (non-core cash charges);
  Acquisition related retention payments (non-core cash charges); and
  Inventory write-off related to discontinued products (non-cash charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods in this release:

  Discontinued product services fees (non-core cash charges);
  Acquisition related costs (non-core cash charges);
  Litigation settlements and resolutions and related costs (non-core cash charges);
  Amortization of purchased intangibles (non-cash charges);
  Start-up cash costs related to our Sherman VCSEL fab until we begin commercial production; and
  Impairment of long-lived assets/intangible assets (non-cash charges).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods in this release:

  Imputed interest expenses on convertible debt (non-cash charges);
  Imputed interest related to restructuring (non-cash charges);
  Other interest income (non-core benefits);
  Gains and losses on sales of assets and other miscellaneous (non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits); and
  Amortization of debt issuance costs (non-cash charges).

In addition, in this release we have adjusted non-GAAP income and non-GAAP income per share for the difference between GAAP income taxes and non-GAAP income taxes.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

Finisar Corporation
Reconciliation of Results of Operations under GAAP and non-GAAP
(Unaudited, in thousands, except per share data)

	Three Months Ended		Three Months Ended
	July 28, 2019	July 29, 2018	Apr 28, 2019
GAAP to non-GAAP reconciliation of gross profit:
Gross profit - GAAP	$85,265	$80,685	$87,301
Gross margin - GAAP	29.9%	25.4%	28.2%
Adjustments:
Cost of revenues
Amortization of acquired technology	471	496	471
Stock compensation	2,926	3,806	4,527
Impairment of long-lived/intangible assets	1,665	-	3,800
Reduction in force costs	24	482	27
Acquisition related retention payment	-	12	-
Write off of discontinued product inventory	(1,711)	1,671	(589)
Total cost of revenues adjustments	3,375	6,467	8,236
Gross profit - non-GAAP	88,640	87,152	95,537
Gross margin - non-GAAP	31.1%	27.5%	30.8%

GAAP to non-GAAP reconciliation of operating income (loss):
Operating income (loss) - GAAP	(9,533)	(15,691)	(11,278)
Operating margin - GAAP	-3.3%	-4.9%	-3.6%
Adjustments:
Total cost of revenues adjustments	3,375	6,467	8,236
Total operating expense adjustments
Operating expenses - GAAP	94,798	96,376	98,579
Research and development
Reduction in force costs and other restructuring	61	7,024	558
Acquisition related retention payment	-	29	(2)
Stock compensation	6,317	6,175	5,230
Discontinued product service fees	-	313	-
Sales and marketing
Reduction in force costs and other restructuring	-	402	(18)
Acquisition related retention payment	-	-	-
Stock compensation	2,335	2,146	2,034
General and administrative
Reduction in force costs and other restructuring	-	519	15
Stock compensation	4,143	3,017	4,194
Acquisition related costs	1,054	(2)	876
Litigation settlements and resolutions and related costs	25	63	-
Amortization of purchased intangibles	230	640	324
Startup costs	17,076	7,553	20,409
Impairment of long-lived assets/intangible assets	-	186	317
Total operating expense adjustments	31,241	28,065	33,937
Operating expenses - non-GAAP	63,557	68,311	64,642
Operating income - non-GAAP	25,083	18,841	30,895
Operating margin - non-GAAP	8.8%	5.9%	10.0%

GAAP to non-GAAP reconciliation of income (loss) before income taxes:
Loss before income taxes - GAAP	(13,664)	(21,711)	(12,669)
Adjustments:
Total cost of revenues adjustments	3,375	6,467	8,236
Total operating expense adjustments	31,241	28,065	33,937
Other interest income	-	-	-
Non-cash imputed interest expenses on convertible debt	5,464	7,927	5,420
Imputed interest related to restructuring	10	20	12
Other (income) expense, net
Loss (gain) on sale of assets	1	(77)	(75)
Foreign exchange transaction (gain) or loss	2,433	1,921	(332)
Amortization of debt issuance cost	231	385	231
Total interest and other adjustments	8,139	10,176	5,256
Income before income taxes - non-GAAP	29,091	22,997	34,760

GAAP to non-GAAP reconciliation of net income (loss):
Net loss - GAAP	(8,717)	(18,489)	(14,151)
Total cost of revenues adjustments	3,375	6,467	8,236
Total operating expense adjustments	31,241	28,065	33,937
Total interest and other adjustments	8,139	10,176	5,256
Income tax provision adjustments	(6,407)	(4,922)	(318)
Total adjustments	36,348	39,786	47,111
Net income - non-GAAP	$27,631	$21,297	$32,960

Basic non-GAAP income per share
GAAP earnings per share	$(0.07)	$(0.16)	$(0.12)
Impact of all non-GAAP adjustments	$0.30	$0.34	$0.40
Non-GAAP earnings per share	$0.23	$0.18	$0.28

Diluted non-GAAP income per share
GAAP earnings per share	$(0.07)	$(0.16)	$(0.12)
Impact of all non-GAAP adjustments	$0.30	$0.34	$0.39
Non-GAAP earnings per share	$0.23	$0.18	$0.27

Shares used in computing non-GAAP income per share
Basic	119,216	115,867	117,953
Diluted	121,797	117,191	120,795

Finisar-F

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050 or Investor.relations@finisar.com

Press contact:
Victoria McDonald
Director, Corporate Communications
408-542-4261